UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100, Scottsdale, Arizona 85253

(Address of principal executive offices) (Zip Code)

480-305-8910

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2020, TPI Composites, Inc. (the Company) held its 2020 Annual Meeting of Stockholders. The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter. For more information about these proposals, please refer to the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 6, 2020.

Proposal One: Election of Directors

The stockholders elected Steven C. Lockard, William E. Siwek and Philip J. Deutch as Class I directors to hold office until the 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal.

Director's Name	Votes For	Votes Withheld	Broker Non-Votes
Steven C. Lockard	18,733,706	10,702,819	2,077,263
William E. Siwek	27,457,745	1,978,780	2,077,263
Philip J. Deutch	16,663,993	12,772,532	2,077,263

Proposal Two: Ratification of the Appointment of our Independent Registered Public Accounting Firm

Votes ForVotes AgainstAbstentionsBroker Non-Votes

28,727,272     2,777,279       9,237         0

Proposal Three: Non-Binding Advisory Vote on Named Executive Officer Compensation

Votes ForVotes AgainstAbstentionsBroker Non-Votes

26,295,028   3,123,756      17,741         2,077,263

Proposal Four: Non-Binding Advisory Vote on the Frequency of Non-Binding Advisory Votes on Named Executive Officer Compensation

Every One YearEvery Two YearsEvery Three YearsAbstain        Broker Non-Votes

      27,908,314   75,514   559,926 892,771                 2,077,263

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: May 22, 2020	By:	/s/ Bryan R. Schumaker
Bryan R. Schumaker
Chief Financial Officer